WARRANT AGREEMENT


     WARRANT AGREEMENT dated as of ___________, 1998 between UNIDIGITAL INC., a Delaware corporation (the "Company"), and _______________________ (together with its transferees that become registered holders of the Warrants (as hereinafter defined), the "Holder").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, pursuant to that certain Agreement for Purchase and Sale of Stock dated as of November 16, 1998 (the "Stock Purchase Agreement") by and among the Holder and all other stockholders of Supergraphics Holding Company, Inc. ("Supergraphics") and the Company, the Holder is selling to the Company all of the common stock of Supergraphics held by it.

     WHEREAS, pursuant to the terms of the Stock Purchase Agreement, and as a portion of the consideration to be paid to the Holder for the purchase by the Company of the Holder's stock in Supergraphics, the Company has agreed to enter into this Warrant Agreement (this "Agreement").

     WHEREAS, the Company proposes to issue to the Holder warrants ("Warrants") to purchase up to ________ shares of the Company's common stock, par value $.01 per share (the "Common Stock"), (one share of Common Stock issuable upon exercise of this Warrant being hereinafter referred to as a "Security" and more than one share of Common Stock issuable upon exercise of this Warrant being hereinafter referred to, collectively, as the "Securities"), as part of the aggregate of 225,000 Warrants referred to in Section 1.2 of the Stock Purchase Agreement.

     NOW, THEREFORE, in consideration of the transfer of shares referred to above and the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


     1. Grant.  The Company hereby grants to the Holder the right to purchase at
        -----
any time from the date hereof until 5:30 P.M., New York time, on November ____, 2003, up to __________ fully paid, validly issued and non-assessable Securities as specified on the Warrant Certificates (as hereinafter defined) to be issued to the Holder, at the Exercise Price (as hereinafter defined), subject to the terms and conditions of this Agreement.

     2.  Warrant   Certificates.   The  warrant   certificates   (the   "Warrant
         ----------------------
Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth as Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

     3.  Exercise of Warrants.  The Warrants  shall be exercised by surrender of
         --------------------
Warrant Certificates for at least the number of Securities to be purchased, together with an Election to Purchase in the form annexed hereto duly executed and completed specifying the number of shares of Common Stock to be purchased and payment of the Exercise Price (as hereinafter defined) for the Securities to be purchased, at the Company's principal offices (presently located at 229 West 28th street, New York, New York 10001) during regular business hours on a Business Day (as hereinafter defined). Upon such exercises the registered holder of a Warrant Certificate shall be entitled to receive a certificate for the Securities so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of Common Stock). In case of the purchase of less than all the Securities purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Securities purchasable thereunder.

     4. Issuance of  Certificates.  Upon  exercise of the Warrants,  the Company
        -------------------------
shall issue certificates for the appropriate number of shares of Common Stock forthwith (and in any event within three (3) Business Days thereafter) without charge to the Holder including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Articles 6 and 8 hereof) be issued in the name of, or in such names as may be directed by, the Holder. For purposes of this Agreement, "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

     All Warrant Certificates and certificates representing the shares of Common Stock underlying the Warrants, or other securities, property or rights shall be executed on behalf of the Company by the manual or facsimile signature of the authorized officers of the Company under its corporate seal. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     5.   Restriction  on  Transfer  of  Warrants.   The  Holder  of  a  Warrant
          ---------------------------------------
Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired for investment purposes only and not with a view to the distribution thereof and that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, except in compliance with the Securities Act of 1933, as amended (the "Securities Act").

     6. Exercise Price.
        --------------

     6.1 Initial and Adjusted Exercise Price. The initial exercise price of each
         -----------------------------------
Warrant shall be $______ per Security (being 125% of the average closing bid and ask prices of the Common Stock during the 20 trading days ending two days prior to the date hereof). The exercise price shall be adjusted from time to time in accordance with the provisions of Article 8 hereof.

     6.2 Exercise Price. The term "Exercise Price" as used herein shall mean the
         --------------
initial exercise price or the adjusted exercise price, depending upon the context.

     6.3 Payment of Exercise  Price.  The  Exercise  Price may be paid either by
         --------------------------
check payable to the order of the Company or by wire transfer or by delivery of a duly executed Election to Purchase marked to reflect "Net Issue Exercise," together with surrender of Warrant Certificates in accordance with Section 3 hereof. Upon a Net Issue Exercise, the Company shall issue to Holder a number of shares of the Company's Common Stock computed as of the date of surrender of the Warrant Certificates to the Company using the following formula:

     X = Y x (A-B)
         ---------
           A

Where: X = the number of shares of Common Stock to be issued to the Holder Y = the number of shares of Common Stock with respect to which the
              Warrant is being exercised
          A = the Current  Market  Price of one share of the Common Stock (at the date of such calculation)
          B = the   Exercise   Price  (as  adjusted  to  the  date  of  such
              calculation).

     The "Current Market Price" for a specified date shall mean the average daily Market Price during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if no Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

     The "Market Price" for a specified date shall mean the amount per share of the Common Stock, equal to (i) the last reported sale price of such Common Stock on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof, on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, or (ii) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security the National Association of Securities Dealers, Inc. (the "NASD"), the last reported trading price of the Common Stock on such date, or (iii) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (iv) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by the Board of Directors of the Company.

     7. Registration Rights.
        -------------------

     7.1 Registration  Under the Securities Act. The Warrants and the Securities
         --------------------------------------
have not been registered under the Securities Act. Certificates representing the Securities issued upon the exercise, in part or in whole, of the Warrants shall bear a legend in substantially the following form:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act or (ii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

     Section 7.2 Piggyback  Registration.  If, at any time commencing  after the
                 -----------------------
date hereof, the Company proposes to register any of its securities under the Act (other than pursuant to Form S-8, S-4 or a comparable registration statement) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Holder of the Warrants and/or the Securities of its intention to do so. If the Holder of the Warrants and/or the Securities notifies the Company within twenty (20) days after receipt of any such notice of its desire to include any Securities in such proposed registration statement, the Company shall afford the Holder of the
Warrants and/or Securities the opportunity to have any such Securities registered under such registration statement.

     Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this
Section 7.2 (irrespective of whether a written request for inclusion of any Securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

     Section 7.3  Covenants  of the Company  With  Respect to  Registration.  In
                  ---------------------------------------------------------
connection with any registration under Section 7.2 hereof, the Company covenants and agrees as follows:

     (a) The Company (i) shall use its best efforts to market the Securities included in any such registration statement and (ii) shall furnish the Holder such number of prospectuses as shall reasonably be requested.

     (b) The Company shall pay all costs (excluding any underwriting or selling commissions or other charges of any broker-dealer acting on behalf of Holder), fees and expenses in connection with all registration statements filed pursuant to Section 7.2 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses and expenses of counsel to the Holder. If the Company shall fail to comply with the provisions of Section 7.3(a), the Company shall, in addition to any other equitable or other relief available to the Holder, be liable for any or all incidental or special damages sustained by the Holder requesting registration of Securities.

     (c) The Company shall take all necessary action which may be required in qualifying or registering the Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder, provided that the Company shall not be obligated to (i) execute or file any general consent to service of process, (ii) qualify as a foreign corporation to do business under the laws of any such jurisdiction or (iii) subject itself to taxation in such jurisdiction.

     (d) The Company shall indemnify the Holder of the Securities to be sold pursuant to any registration statement and each person, if any, who controls the Holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement (excluding any loss, claim, damage, expense or liability arising from information furnished in writing by or on behalf of the Holder, or its successors or assigns, for specific inclusion in such registration statement).

     (e) The Holder of the Securities to be sold pursuant to a registration statement, and its successors and assigns, shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising solely from the inclusion in such registration statement of information furnished in writing by or on behalf of such Holder, or its successors or assigns, specifically for use in such registration statement.

     (f) Nothing contained in this Agreement shall be construed as requiring the Holder to exercise its Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

     (g) In the case of an underwritten offering pursuant to Section 7.2, if the managing underwriter with respect to such offering requests in writing that the number of the Company's securities to be offered by selling security holders in the registration be reduced because, in the judgment of the managing underwriter, the proposed offering would be materially and adversely affected, then such securities shall be reduced by such amount as the managing underwriter may determine in writing so as to not materially and adversely affect the proposed offering, which reduced number of securities shall be included in the offering, selected as nearly as possible pro rata from among all selling security holders.

     (h) The Company shall furnish to the Holder and to each underwriter, if any, a signed counterpart, addressed to the Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and
(ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

     (i) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

     (j) The Company shall deliver promptly to the Holder, if it so requests, the correspondence and memoranda described below, copies of all correspondence between the Securities and Exchange Commission (the "Commission") and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit the Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as the Holder shall reasonably request.

     (k) Holder, if, as and when its Securities are covered by a registration statement filed pursuant to Section 7 hereof, agrees if and to the extent requested by the managing underwriter, in the case of an underwritten sale of its Securities (to the extent timely notified in writing by the Company or the managing underwriter), not to effect any public sale or distribution of its Securities included in such registration statement, including a sale pursuant to Rule 144 (or any similar rule then in force) under the Act, except as part of such underwritten registration, during the 30-day period prior to, and a period of up to 90 days (as determined by the managing underwriter) beginning on, the effective date of any underwritten sale of its Securities made pursuant to such registration statement.

     8. Adjustments to Exercise Price and Number of Securities.
        ------------------------------------------------------

     8.1  Computation of Adjusted  Exercise  Price.  The Exercise Price shall be
          ----------------------------------------
subject to adjustment from time to time as follows:

     (a) Except to the limited extent provided for in Section 8.2 hereof, no adjustment of the Exercise Price pursuant to this Article 8 shall have the effect of increasing the Exercise Price above the Exercise Price in effect immediately prior to such adjustment.

     (b) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Company.

     8.2 Subdivision and  Combination.  In the event of a split of Common Stock,
         ----------------------------
dividend of Common Stock, subdivision of Common Stock, combination or reclassification of Common Stock (including where the Common Stock is exchanged for common stock of another entity) (each, an "Action"), prior to the exercise of the Warrants, the Exercise Price shall be adjusted to equal the Exercise Price immediately prior to such Action, multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such Action, and the denominator of which is the number of shares of Common Stock outstanding immediately after such Action.

     8.3  Adjustment  in  Number of  Securities.  Upon  each  adjustment  of the
          -------------------------------------
Exercise Price pursuant to the provisions of this Article 8, the number of Securities issuable upon the exercise of the Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Securities issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price. Upon the occurrence of each adjustment of the Exercise Price pursuant to this Article 8, the Company, at its expense, shall promptly (but no later than 20 days after such occurrence) compute such adjustment in accordance with the terms hereof and prepare and furnish to Holder a statement, signed by its chief financial officer, setting forth such adjustment and showing in detail the facts upon which such adjustment is based.

     8.4 Definition of Common Stock. For the purpose of this Agreement, the term
         --------------------------
"Common Stock" shall mean (i) the Class of stock designated as Common Stock in the certificate of incorporation of the Company as it may be amended as of the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

     8.5 Merger or Consolidation.  In case of any consolidation or merger of the
         -----------------------
Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Article 8. The provisions of this Section 8.5 shall similarly apply to successive consolidations or mergers.

     8.6  Dividends  and  Other   Distributions   With  Respect  to  Outstanding
          ----------------------------------------------------------------------
Securities.  In the  event  that the  Company  shall  at any  time  prior to the
----------
exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holder of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 8.6.

     9.  Exchange  and  Replacement  of  Warrant   Certificates.   Each  Warrant
         ------------------------------------------------------
Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificates, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     10. Elimination of Fractional Interests.  The Company shall not be required
         -----------------------------------
to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

     11.  Reservation of Securities.  The Company shall at all times reserve and
          -------------------------
keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

     12. Notices.
         -------

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

     (a) If to the Holder of the Warrant, to the address of the Holder as shown on the books of the Company; or

     (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holder.

     13. Supplements and Amendments. This Agreement may not be amended except in
         --------------------------
writing signed by the Company and the Holder.

     14. Successors. All the covenants and provisions of this Agreement shall be
         ----------
binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns hereunder.

     15.  Termination.  This Agreement,  except for the provisions of Section 7,
          -----------
shall terminate at the close of business on November ____, 2003.

     16.  Governing  Law.  This  Agreement and each Warrant  Certificate  issued
          --------------
hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing conflicts of laws.

     17.  Benefits  of This  Agreement.  Nothing  in  this  Agreement  shall  be
          ----------------------------
construed to give to any person or corporation other than the Company and the Holder and its transferees of the Warrant Certificates or Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Holder and its transferees of the Warrant Certificates or Securities.

     18. Valuation.  The parties hereto agree that, for income tax purposes, the
         ---------
purchase price to be attributed to the Warrants issued to the Holder hereunder on the date hereof shall be determined by the Holder, at its reasonable discretion.

     19.  Counterparts.  This  Agreement  may  be  executed  in  any  number  of
          ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                        UNIDIGITAL INC.



                                        By: _____________________________
                                        Name:
                                        Title:

Attest:_____________________

                                        HOLDER:

                                        _________________________________
                                        Name:
                                        Title:

                                    EXHIBIT A

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR (ii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                5:30 P.M., NEW YORK CITY TIME, NOVEMBER ___, 2003

No. W-__                                                      ________ Warrants

                               WARRANT CERTIFICATE

     This Warrant Certificate certifies that ____________ or registered assigns, is the registered holder of _________ (____) Warrants to purchase initially, at any time from November ___, 1998 until 5:30 P.M. New York time on November ___, 2003 ("Expiration Date"), up to _________ Securities, each Security consisting of one fully-paid and non-assessable share of common stock, par value $.01 per share (the "Common Stock"), of Unidigital Inc., a Delaware corporation (the "Company"), at a purchase price subject to adjustment in certain events (the "Exercise Price"), of $______ per Security (being 125% of the average closing bid and ask prices of the Common Stock during the 20 trading days ending two days prior to the date of the Warrant Agreement (as herein after defined)), upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, subject to the conditions set forth herein and in that certain Warrant Agreement dated as of November ___, 1998 between the Company and the Holder (the "Warrant Agreement"). Payment of the Exercise Price shall be made by check payable to the order of the Company, wire transfer or as provided in Section 6.3 of the Warrant Agreement.

     No Warrant may be exercised after 5:30 P.M., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the registered holder or holders of the Warrants (the "Holder").

     The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable pursuant to the Warrant Agreement may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the Holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of Warrants; provided, however, that the failure of the Company to issue such new Warrant
--------   -------
Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership of other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to such terms therein.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of November ___, 1998


                                            UNIDIGITAL INC.


                                            By:______________________________
                                            Name:
                                            Title:

Attest:_____________________

                                     WARRANT
                              ELECTION TO PURCHASE

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____________ Securities and herewith tenders in payment for such shares a check payable to the order of Unidigital Inc. (the "Company"), wire transfer or Notes or a written notice of application of the "Net Issue Exercise" provision of Section 6.3 of the Warrant Agreement in the amount of $__________________, all in accordance with the terms hereof and the terms of the Warrant Agreement dated as of November ___, 1998 between the undersigned and the Company. The undersigned requests that a certificate for such Securities be registered in the name of ___________________________ whose address is ____________________ and that such
Certificate   be   delivered   to   ______________________   whose   address  is
____________________________________________.

Dated:
                                            Signature__________________________
                                            Name:

                                            (Signature  must conform in
                                            all  respects  to  name  of
                                            holder as  specified on the
                                            face    of   the    Warrant
                                            Certificate.)



                         ------------------------------
                        (Insert Social Security or Other
                          Identifying Number of Holder)

                                   ASSIGNMENT

                (To be executed by the registered holder if such
                     holder desires to transfer the Warrant
                                  Certificate.)

     FOR VALUE RECEIVED  ____________________________  hereby sells, assigns and
transfers  unto   _____________________

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ Attorney-in-Fact, to transfer the within Warrant Certificate on the books of the within-named Company, will full power or substitution.

Dated:
                                            Signature__________________________
                                            Name:

                                            (Signature  must conform in
                                            all  respects  to  name  of
                                            holder as  specified on the
                                            face    of   the    Warrant
                                            Certificate.)




                         -------------------------------
                        (Insert Social Security or Other
                          Identifying Number of Holder)